Exhibit 10.19
LEASE
     This Lease is effective as of June 1, 2006, by and between CHS Inc., a Minnesota cooperative corporation (“Landlord”) and US Bio Energy Corporation (“Tenant”).
RECITALS
     A. Landlord is the owner of that certain commercial office building located at 5500 Cenex Drive, Inver Grove Heights, Minnesota 55077 (the “Building”) and the adjoining property (“Property”).
     B. Landlord desires to lease to Tenant, and Tenant desires to lease from Landlord, that portion of the Building, consisting of approximately 10,757.5 rentable square feet (8606 useable square feet) of office, storage and conference space, located on the 1st floor of the Building, which is more particularly described in, and outlined on, Exhibit A attached hereto and made a part hereof (the “Premises”).
AGREEMENT
1. LEASE OF PREMISES. In consideration of the foregoing and the mutual promises, agreements and obligations contained herein, and subject to the terms and conditions hereinafter set forth, Landlord does hereby lease, let and demise to Tenant, and Tenant does hereby lease from Landlord, the Premises. The Premises shall consist of a total of 8606 useable square feet. On June 1, 2006, Tenant shall lease 5552 useable square feet as outlined as Parcel A on the attached Exhibit A. Commencing on November 1, 2006 Tenant shall lease an additional 3054 useable square feet as outlined as Parcel C on the attached Exhibit A. Appurtenant to the Premises shall be a license for Tenant to have access over, on and through the Building and the Property for use of the parking lots, driveway, sidewalks and other Common Areas (as defined in Section 18 below).
2. USE. Tenant will use and occupy the Premises as a business office and for no other purpose whatsoever. Tenant agrees not to occupy or use the Premises, or permit any portion of the Premises to be occupied or used, for any business or purpose which is unlawful, disruptive or hazardous due to fire or other risks or to permit anything to be done which would in any way increase the rate of fire insurance coverage or jeopardize the extent of coverage on the Property, the improvements located thereon, or its contents. Tenant shall not store or permit the storage of hazardous or flammable materials or chemicals in the Premises or any other portion of the Property, unless such storage shall have been previously approved by Landlord and in all events, such storage shall be in compliance with the requirements of federal, state and local laws, ordinances or regulations and the requirements of Landlord’s and Tenant’s insurance carriers. Under no circumstances shall Tenant dispose of hazardous or flammable materials or chemicals in the Premises or on the Property.
3. TERM.
     (a) Initial Term. The initial term of this Lease will commence on June 1, 2006 and will continue for a period of five (5) years until May 31, 2011 (the “Initial Term”), unless sooner terminated as provided herein.
     (b) Renewal Term. Subject to Landlord’s right to terminate at the expiration of the Initial Term described in Section 3(c), Tenant shall have the right, but not the obligation, to renew this Lease of the Premises for one (1) additional renewal term of five (5) years commencing on June 1, 2011, and continuing until May 31, 2016 (the “Renewal Term”), upon the same terms and conditions as are set forth herein; provided, however, that in order to renew this Lease for the Renewal Term, Tenant must give

Landlord written notice of Tenant’s election to do so 90 days prior to expiration of the Initial Term. The Initial Term and Renewal Term are sometimes collectively referred to herein as the “Term.”
     (c) Landlord’s Right to Terminate at Expiration of the Initial Term. Notwithstanding anything to the contrary contained herein, including but not limited to Section 3(b), Landlord shall have the absolute right to terminate this Lease at the expiration of the Initial Term if: (i) Landlord determines that it wants the Premises for its own use or for the use by any subsidiary or affiliate of Landlord or a joint venture involving Landlord; and (ii) Landlord gives Tenant at least 120 days’ notice of such termination.
     (d) Early Termination Option. Tenant may terminate this Lease upon 90 days’ written notice prior to the end of the third or fourth 12-month period of the Initial Term under the Lease; provided however, if the Lease is terminated at the end of: (i) the third 12-month period during the Initial Term, Tenant shall pay to Landlord an amount equal to 40% of the Improvement Allowance (as defined in Paragraph 39), which equates to $36,145.20; or (ii) the fourth 12-month period of the Initial Term, Tenant shall pay to Landlord an amount equal to 20% of the Improvement Allowance, which equates to $18,072.60.
4. RENT.
     (a) Initial Term; Rent. Tenant agrees to pay to Landlord in United States currency the following sums as Base Rent during the Initial Term of this Lease:
          (i) Twelve Thousand Four Hundred thirty-four and 17/100 ($12,434.17) as Base Rent each month from June 1, 2006 through October 31, 2006 of the Initial Term;
          (ii) Nineteen Thousand Two Hundred seventy-three and 85/100 ($19,273.85) as Base Rent each month from November 1, 2006 through May 31, 2007 of the Initial Term;
          (iii) Nineteen Thousand Seven Hundred fifty-five and 70/100 ($19,755.70) as Base Rent each month during the second twelve (12) months of the Initial Term;
          (iv) Twenty Thousand Two Hundred forty-nine and 59/100 ($20,249.59) as Base Rent each month during the third twelve (12) months of the Initial Term;
          (v) Twenty Thousand Seven Hundred fifty-five and 83/100 ($20,755.83) as Base Rent each month during the fourth twelve (12) months of the Initial Term; and
          (vi) Twenty-one Thousand Two Hundred Seventy-four and 73/100 ($21,274.73) as Base Rent each month during the fifth twelve (12) months of the Initial Term.
     (b) Renewal Term; Rent. The annual increases in Rent for any 12-month period under the 5-year Renewal Term under this Lease will be 2.5% of the annual Rent charged during the immediately preceding twelve (12) month period.

     (c) Late Fee. Tenant agrees to pay interest to Landlord on any Base Rent or additional rent payable under this Lease which is not timely paid at a rate equal to the lower of (a) fifteen per cent (15%) per annum, or (b) the maximum rate of interest permitted by law, from and after the date any such amount is due until paid.
5. UTILITIES AND MAINTENANCE. Landlord will provide heat, water, sewer services, electricity, janitorial and routine maintenance services to the Premises, the Building and the Property. Heating and air conditioning will be provided during normal business hours from 6:30 a.m. to 5:30 p.m., Monday through Friday, and from 8:00 a.m. to 12:00 noon on Saturdays. If maintenance or repair of the Premises, the Building or the Property is required as a result of the acts or omissions of Tenant, its employees, agents, or invitees, Landlord will perform such maintenance and repair and charge the cost thereof, including a gross hourly charge for maintenance employees of Landlord required to perform the work, as additional rent, to Tenant, and such additional rent will be paid by Tenant within thirty (30) days of its receipt of a statement of such charges. Notwithstanding the foregoing, Landlord shall be responsible for performing all regular maintenance and repair of the Premises required as a result of ordinary wear and tear at no expense to Tenant. Tenant will pay all telephone and telecommunications charges, including any and all charges relating to computer equipment, except electricity charges, allocable to its business activities in the Building. Except as otherwise provided herein, all other maintenance and repair of the Premises, Building or Property will be performed by Landlord at Landlord’s expense. In the event there is an interruption in utility services to the Premises which materially and adversely affects the conduct of Tenant’s business therein, Tenant’s sole remedy will be an abatement of rent during the period of such interruption, it being expressly understood and agreed by the parties that Landlord will in no event be liable for any direct, indirect, consequential, special, punitive or any other damages, or any lost profits of any kind whatsoever, suffered by Tenant as a result of, or arising out of, any such interruption in service, unless such interruption is caused by Landlord’s gross negligence, or reckless or intentional acts or omissions.
6. PARKING. Landlord will provide parking in the general parking lot of the Building at no additional charge. The aforesaid parking access may be exercised by Tenant in common with Landlord and other tenants of the building and their guests on such terms and conditions as may be established by Landlord from time to time, and shall not be deemed to confer on Tenant, its employees or guests, any rights to reserved or preferential parking in the foregoing areas.
7. ADDITIONAL SERVICES AND BUILDING FACILITIES.
     (a) Services Provided. The following services will be provided during the Term of the Lease, and such costs are included in the Rent:
          (i) Heating and air conditioning will be provided during normal business hours from 6:30 AM to 5:30 PM Monday through Friday, and from 8:00 AM to 12:00 PM on Saturday.
          (ii) Parking provided in general parking lot.
          (iii) Routine maintenance services.
          (iv) Routine building security services and main entrance controls.
          (v) Snow and ice removal from sidewalks, parking lot and driveways.
          (vi) Lawn care and landscaping services.
          (vii) The Building will be open for business on weekdays, excluding CHS-designated holidays, from 6:30 AM to 5:30 PM. Employees of Tenant shall have access to the Building at other times by means of a controlled access security card, which will be distributed on request from a pre-identified Tenant representative.

          (viii) Routine security services from an outside vendor from 4:00 PM to 8:30 AM Monday through Friday and 24 hours on Saturday, Sunday and CHS-designated holidays. Special rules apply to after hour or weekend activities for security purposes and are available upon request.
          (ix) Receptionist services are in place at front desk Monday through Friday 8:00 AM to 4:30 PM, except CHS-designated holidays.
          (x) Use of Common Areas, including parking lot, landscaped areas, corporate conference rooms, cafeteria dinning area and other such areas provided for common use.
     (b) Other Available Services. Subject to Landlord offering such services, Tenant may utilize any of the following services at the Building. These services are billed on a per usage basis, and the fees are subject to change Fees can be provided to Tenant upon request.
          (i) Special project services
          (ii) Office move coordination
          (iii) Design services
          (iv) Furniture purchasing and furniture inventory control
          (v) Off site storage
          (vi) Special security services
          (vii) Storage at Building 5300
          (viii) Mail Station identification
          (ix) Mail sorting, delivery and pick-up
          (x) Mail courier
          (xi) Postage/Labor jobs (i.e. folding and stuffing)
          (xii) Loading dock
          (xiii) Copy center
          (xiv) Paper record storage
          (xv) Local/long distance telephone services
          (xvi) Heating and cooling during non-business hours
          (xvii) Package shipping and receiving
8. REAL ESTATE TAXES. Tenant will have no responsibility for the payment of real estate taxes or assessments due in connection with the Property.
9. ENCUMBRANCES. Tenant will not encumber the Premises or this Lease in any way, including but not limited to mortgaging or creating any other security interest in, or allowing the filing of a mechanics’ lien against the Premises or any part thereof, or transferring, assigning or otherwise granting any interest in the Lease, without the prior written consent of Landlord. Notwithstanding, Tenant, in its sole discretion, may encumber or grant a security interest in Tenant’s personal property used at or fixtures installed in the Premises.
10. POSSESSION OF PREMISES. Except as otherwise expressly provided in this Section 10, Tenant agrees to lease the Premises “AS IS”, and Landlord makes no warranties of any sort regarding the Premises, including but not limited to any warranties as to their condition or suitability for Tenant’s current or intended uses. Except as provided in Section 39, Landlord will not make any improvements to the Premises in connection with the execution or performance of this Lease, or otherwise, unless (a) it is separately agreed to in writing by the parties; and (b) it is at Tenant’s sole cost and expense.
11. HOLD HARMLESS. Landlord shall not be responsible for loss or damage to property or injury to persons occurring in or about the Premises by reason of any condition, defect, matter or thing on said Premises, the remainder of the Building, or the Property, or any of the improvements of which the Premises are a part, or for the acts, omissions or negligence of persons in and about the said Property, other than those resulting from the negligence or willful misconduct of Landlord, its agents or employees. Subject to the waiver of subrogation provisions of Paragraph 24, Tenant agrees to indemnify, defend, and save Landlord harmless from all liabilities, losses, damages, expenses, costs of action, suits, interest, fines, penalties, claims and judgments (to the extent that the same are not paid out of the proceeds of any policy of insurance) related to losses or claims of injuries to persons occurring in or about the Premises, resulting from any act, omission, or neglect of Tenant, its agents, servants, employees, customers or invitees, including acts or omissions arising out of Tenant’s failure to perform, fully and promptly, each and every covenant, condition and agreement of this Lease. Tenant, at its own cost and expense, will defend any and all suits that may be brought and claims that may be made for which Tenant has agreed to indemnify Landlord. Subject to the waiver of subrogation provisions of Paragraph 24, Landlord agrees to indemnify, defend, and save Tenant harmless from all liabilities, losses, damages, expenses, costs of action, suits, interest, fines, penalties, claims and judgments (to the extent that the same are not paid out of the proceeds of any policy of insurance) related to losses or claims of injuries to persons occurring in or about the Premises, resulting from any act, omission, or neglect of Landlord, its agents, servants, employees, customers or invitees, including acts or omissions arising out of Landlord’s failure to perform, fully and promptly, each and every covenant, condition and agreement of this Lease. Landlord, at its own cost and expense, will defend any and all suits that may be brought and claims that may be made for which Landlord has agreed to indemnify Tenant.
12. ACCESS TO PREMISES. The Building shall be open for business on weekdays, excluding holidays, from 6:30 a.m. to 5:30 p.m. Employees of Tenant and clients, if accompanied by an employee of Tenant, shall have access to the Premises at other times by means of a controlled access security card, which shall be distributed to Tenant by Landlord upon request.
13. COMPLIANCE WITH LAWS AND REGULATIONS. Tenant agrees to comply in all material respects with all laws, ordinances, and governmental orders, rules and regulations (state, federal, municipal, or promulgated by other agencies or bodies having any jurisdiction thereof), and all Building rules, regulations and policies adopted by Landlord from time to time, relating to the use, condition or occupancy of the Premises. Should Tenant receive notice of any violation or inquiry as to a possible violation of federal, state or local laws, ordinances or regulations related to its use, condition or occupancy, Tenant shall provide immediate notice to Landlord and such further information as Landlord shall request.

14. ENTRY FOR REPAIRS; INSPECTION. The Landlord or its employees or agents shall have the right without any diminution of Rent or other charges payable hereunder by Tenant to enter the Premises at reasonable times for the purposes of exhibiting the Premises to prospective tenants of the Premises or purchasers of the Building and for inspection, cleaning, repairing, altering or improving the Premises or the Building or Property, but nothing contained in this paragraph shall be construed as imposing any obligation on the Landlord to make any repairs, alterations, or improvements not otherwise specifically provided for in this Lease. In exercising the foregoing right of entry, Landlord will provide no less than 24 hours prior notice to Tenant for the purposes of exhibiting the Premises to prospective tenants of the Premises or purchasers of the Building, and in all other cases, reasonable notice to Tenant, and will exercise reasonable care in an effort to minimize the disruption to Tenant’s business operations.
15. ALTERATIONS. Tenant will not make any alterations, repairs, additions or improvements in or to the Premises or add, subtract, or in any way change any locks, plumbing, wiring or other services therein without the prior written consent of Landlord as to the alterations, additions or improvements to be made to the Premises. Such consent will not be unreasonably withheld or delayed by Landlord.
16. MECHANIC’S LIENS. In the event that any mechanic’s lien is filed against the Premises, the Building or the Property as a result of Tenant’s alterations, additions, improvements or other actions or omissions, Tenant shall immediately notify Landlord. Landlord shall have the right, but not the obligation, after forty five (45) days from the filing of the lien, if the lien is not then discharged, and in addition to all other remedies granted hereunder or by applicable law, to pay the lien, without inquiring into the validity thereof, and Tenant will immediately reimburse Landlord for the total amount of that payment, together with reasonable attorneys’ fees and other costs incurred by Landlord in discharging the lien, as additional rent hereunder. In the event that Tenant wishes to contest any such lien, it will post security in the form of a bond or other collateral deemed sufficient by Landlord, in its sole discretion, within the 45 day period provided above. If any such lien is not discharged within one (1) year after posting security, or sooner if necessary to allow a sale or mortgaging of the Property or due to any other necessity, Landlord will have the right to use such amounts posted as security to pay and discharge the lien. Nothing contained herein will be deemed a waiver of the right of Landlord to declare an Event of Default under Paragraph 27, if Tenant has failed to discharge any such lien within 45 days of filing.
17. SIGNS. Tenant agrees that no sign, advertisement or notice will be placed or painted on any part of the outside or inside of the Building or the Property or outside the Premises except in such manner, style and places as designated by Landlord. Landlord reserves the right to remove any signs placed or painted in violation of this section at the expense of Tenant.
18. COMMON AREAS. Common areas will consist of all parts of the Building and Property and improvements thereon not under Lease exclusively to Tenant or other tenants or available for Lease to other tenants, or used exclusively by Landlord, including, but not limited to, parking areas, access roads and facilities, driveways, sidewalks and other walkways, stairways, hallways, elevators, restrooms, loading and/or delivery areas, landscaped areas, conference areas, cafeteria, and such other areas and improvements provided for common use and benefit of tenants. Landlord and Tenant, and invitees, employees, and visitors, shall have common and non-exclusive rights to the use of said common areas, subject, however, to Landlord’s exclusive right to establish, modify and enforce reasonable rules and regulations with respect to all common areas and facilities for the safety, comfort and convenience of the owners, occupants, tenants and invitees of the Building and the Property and the right of Landlord to establish reasonable procedures and schedules for use of common facilities, such as loading docks, to allow use by all tenants.
19. QUIET ENJOYMENT. Landlord hereby warrants that, subject to the terms and conditions hereof, Tenant will peacefully have, hold and enjoy the Premises during the full term of this Lease and any extensions or renewals thereof.
20. ASSIGNMENT AND SUBLETTING. Tenant may sublease or assign all or any portion of the Premises to any affiliate or subsidiary of Tenant, and/or any entity resulting from a merger or consolidation involving Tenant, with Landlord’s prior written consent which shall not be unreasonably withheld or delayed. Tenant agrees not to assign this Lease or sublet or license the Premises or any part thereof, whether by voluntary act, operation of law, or otherwise, without the specific prior written consent of Landlord in each instance, which consent shall not be unreasonably withheld or delayed. No assignment of this Lease by Tenant, nor any sublease of the Premises, whether or not consented to by Landlord, will release Tenant of any obligations under this Lease. Landlord’s interest hereunder will be freely assignable, but Landlord will provide Tenant with notice of any such assignment.
21. RISK OF LOSS. Tenant assumes the risk of loss or damage to any personal property used or stored by it in or at the Premises caused by fire, water, theft, war, vermin, flood, or any other casualty or peril normally included in multi-peril all-risk insurance and agrees not to look to Landlord for indemnification for the same and hereby releases Landlord from any liability for any such loss or damage, except to the extent such loss was caused or contributed to by the negligence, recklessness or intentional act or omission of Landlord.
22. LOSS BY CASUALTY. If the Premises are damaged or destroyed by fire or other casualty, Landlord or Tenant will have the right to terminate this Lease, provided written notice thereof is given to the other within sixty (60) days after such damage or destruction and the Rent shall be abated for the unexpired portion of the term of the Lease from the date of such damage or destruction. If all or a portion of the Premises is damaged by fire or other casualty, and neither party elects to terminate this Lease, Landlord shall, at its expense, proceed with reasonable diligence to restore the Premises to as near the condition which existed immediately prior to such damage or destruction as reasonably possible and the Rent shall abate during such period of time as the Premises are untenantable. Should only a portion of the Premises be untenantable, Tenant will be entitled to a partial abatement of Rent in an amount determined based upon the proportion that the untenantable portion of the Premises bears to the entire Premises. Landlord will have no obligation to repair or replace fixtures or personal property owned by Tenant.
23. PROPERTY INSURANCE. Landlord will at all times during the term of this Lease maintain a policy or policies of insurance insuring the Building against loss or damage by fire, explosion or other hazards and contingencies and flood if required, or any other casualty or peril normally included in multi-peril, all-risk insurance for an amount deemed reasonably necessary by Landlord based upon typical coverages for comparable properties, which insurance will be subject to the rights of the mortgagee of the Property, if any, under a standard mortgagee’s clause. Landlord will not be obligated in any way or manner to insure the personal property of Tenant or other property which Tenant may have upon or within the Premises, any fixtures installed by or paid for by Tenant upon or within the Premises, or any additional improvements which Tenant may construct on the Premises. Landlord assumes the risk of loss or damage to the Building and Property (but not to the personal property other property of Tenant, or fixtures or improvements made or paid for by Tenant, as hereinabove provided) caused by fire, water, theft, war, vermin, flood, or any other casualty or peril normally included in multi-peril, all-risk insurance and agrees not to look to Tenant for indemnification for the same and hereby releases Tenant from any liability for any such loss or damages, except to the extent such loss or damages were caused or contributed to by the negligence, recklessness or intentional act or omission of Tenant.

24. PUBLIC LIABILITY INSURANCE. Tenant will, during the Term hereof, keep in full force and effect, at its expense, a policy or policies of commercial general liability insurance with respect to the Premises and the business of Tenant, under policies and with insurance carriers reasonably acceptable to Landlord, in which Tenant will be named insured and Landlord will be covered as an additional insured under such reasonable policy limits as are required by Landlord, which limits will in no event be less than $1,000,000 combined single limit. Such policy or policies provided under this paragraph will provide that thirty (30) days’ written notice must be given to Landlord prior to cancellation thereof. Tenant will furnish evidence satisfactory to Landlord prior to the commencement date of this Lease, and at such other times as Landlord requests, but at least annually on the anniversary of the commencement date of the term of this Lease, that all required coverage is in full force and effect.
25. WAIVER OF SUBROGATION. Anything in this sublease to the contrary notwithstanding, Landlord and Tenant hereby waive and release each other from any and all rights of recovery, claim, action or cause of action, against each other, their agents, officers and employees for any loss or damage that may occur to the Premises, improvements to the Property of which the Premises are a part, or personal property (building contents) located on the Property, by reason of fire, the elements, or any other casualties covered by extended coverage property insurance, regardless of cause of origin, including negligence of Landlord or Tenant and their agents, officers and employees to the extent of any insurance company which has issued policies of fire and extended coverage insurance to Tenant, written notice of the terms of the mutual waiver as contained in this paragraph, and to have the insurance policies properly endorsed, in order to verify the acceptance by the insurance companies of the waivers of subrogation contained.
26. CONDEMNATION. If, during the term of this Lease, all or a substantial part of the Premises are taken or condemned for any public purpose, or a deed is given by Landlord in lieu thereof, and the taking would prevent or materially interfere with the use of the Premises for the purpose for which they are being used, this Lease will terminate and the Rent will be abated during the unexpired portion of this Lease effective on the date physical possession is taken by the condemning authority. Tenant will have no claim to any condemnation award of Landlord, nor will it have the right to claim separately for any value it may have attributed to its leasehold interest in the Premises, except that Tenant may apply for any award to which it may be entitled for moving expenses and trade fixtures only.
27. EVENTS OF DEFAULT. The occurrence of any of the following events shall be deemed an event of default hereunder (“Events of Default”);
     (a) Tenant shall fail to pay when due any monthly installment of Rent or additional rent as herein provided, whether or not legal or formal demand has been made therefor, and such default continues for ten (10) days after written notice from Landlord to Tenant.
     (b) Tenant shall permit the filing of a lien against the Premises or the Property which is not discharged or contested within forty five (45) days of filing pursuant to Section 16.
     (c) Tenant shall fail to maintain insurance required pursuant to Section 24.
     (d) Tenant shall abandon or vacate the Premises.
     (e) Tenant shall become insolvent or commit an act of bankruptcy or become bankrupt or take the benefit of any statute that may be in force for bankrupt or insolvent debtors or become involved in voluntary or involuntary winding up proceedings or a receiver shall be appointed for the business, property, affairs or revenues of Tenant.
     (f) Tenant shall violate the terms of this Lease pertaining to the use of the Premises.
     (g)  Tenant shall violate or fail to perform any of the other material conditions, covenants or agreements contained herein and such default is not cured within thirty (30) days of receipt of notice thereof from Landlord, provided, however if such default cannot be reasonably cured within such thirty (30) day period, then Tenant shall not be in default if Tenant shall have commenced to cure the default within such thirty (30) day period and diligently proceeds to cure the default within forty-five (45) days from receipt of notice.
28. DEFAULT REMEDIES. If an Event of Default occurs pursuant to Paragraph 27, time being of the essence, Landlord may resort to any and all legal remedies or combination of remedies which Landlord may desire to assert, including but not limited to one or more of the following: (a) enter the Premises and remove all persons and property therefrom, with or without terminating this Lease, (b) declare the Lease at an end and terminated, (c) sue for the Rent due and to become due under the Lease, less any Rent received by Landlord from reletting of the Premises, and for any damages sustained by Landlord, and (d) continue the Lease in effect and relet the Premises on such terms and conditions as Landlord may deem advisable with Tenant remaining liable for the monthly Rent plus the reasonable cost of obtaining possession of the Premises and of any repairs necessary to prepare the Premises for reletting, less the rentals received from such reletting, if any. No action of Landlord will be construed as an election to terminate the Lease unless written notice of such intention is given to Tenant. Tenant agrees to pay as additional rent all reasonable attorneys’ fees and other costs and expenses incurred by Landlord in enforcing any of Tenant’s obligations under this Lease.
29. LANDLORD’S RIGHT TO CURE DEFAULTS. If Tenant should default in the making of any payment or in the performance of any act herein required to be made or done by Tenant, Landlord may, at its option, make such payment or perform such act. Should Landlord so act, all expenses thereof, with interest thereon as determined herein, will be reimbursed by Tenant to Landlord and will constitute additional rent due and payable with the next monthly installment of Rent. Landlord shall not be entitled to declare a default based upon Tenant’s failure to pay or failure to act, if Landlord has paid or performed such act on behalf of Tenant during any cure period granted to Tenant hereunder. However, Tenant’s failure to timely reimburse Landlord for such payment or act shall constitute an Event of Default under this Lease.
30. SURRENDER. On the last day of the Term of this Lease, or the earlier termination hereof Tenant will peaceably surrender the Premises in good condition and repair consistent with Tenant’s duty to make repairs as provided for in this Lease, ordinary wear and tear and casualty loss excepted. On or before said last day, Tenant will, at its expense, remove all of Tenant’s personal property, equipment and fixtures it is entitled to remove from the Premises, repairing any damage caused thereby, and any property not removed will be deemed abandoned. If the Premises are not surrendered at the end of the Term of this Lease or the earlier termination thereof, Tenant will indemnify Landlord against loss or liability resulting from delay by Tenant in so surrendering the Premises, including, without limitation, claims made by any succeeding tenant founded on such delay or losses incurred by Landlord due to such claims or the loss of a prospective Tenant. Tenant will promptly surrender all keys for the Premises to Landlord at the place then fixed for payment of Rent and will inform Landlord of combinations on any locks and safes on the Premises.
31. WAIVER. Failure of Landlord to declare any default immediately upon occurrence thereof, or delay in taking any action in connection therewith, will not waive such default, but Landlord shall have the right to declare any such default at any time thereafter.
32. HOLDING OVER. If, without Landlord’s written consent, Tenant remains in possession of the Premises after the expiration or other termination of the Lease, Tenant shall be deemed to be occupying the Premises upon a tenancy at sufferance only, at a monthly rental equal to one hundred fifty per cent (150%) the monthly Rent otherwise payable hereunder on the last day of the term of this Lease immediately prior to the expiration or termination of such term. Such tenancy at sufferance may be terminated by Landlord at any time in accordance with Minnesota law, or in the absence of any such Minnesota law governing such circumstance, then by notice to Tenant thirty (30) days in advance of such termination. Any month-to-month tenancy or tenancy at sufferance hereunder will be subject to all other terms and conditions of the Lease and nothing contained in this Section 32 will be construed to limit or impair any of Landlord’s rights of reentry or eviction or constitute a waiver thereof.
33. SUBORDINATION TO LEASE AND MORTGAGE. Tenant agrees that this Lease will be subordinate to any mortgage that may now or hereafter be placed upon the Building, the Property or any part thereof, and to any and all advances to be made thereunder, and to the interest thereon, and all renewals, replacements, and extensions thereof, provide however such mortgagee agrees to not disturb Tenant’s possession of the Premises so long as Tenant is not in default hereunder. In confirmation of such subordination, Tenant will promptly execute and deliver any instrument, in recordable form, as is reasonably required or requested by Landlord’s mortgagee, including but not limited to a subordination, non-disturbance and attornment agreement in which Tenant agrees to attorn to such mortgagee in the event of foreclosure provided Tenant’s rights under the Lease are not disturbed.
34. ESTOPPEL CERTIFICATES. The parties agree to promptly execute upon request of the other party an estoppel certificate addressed to any mortgagee, purchaser, assignee or other third party certifying as to facts related to this Lease in a form reasonably acceptable to the requesting party and Tenant will agree to any such notice provisions as may be reasonably required by Landlord or Landlord’s mortgagee.
35. ENTIRE AGREEMENT. The Lease embodies the entire agreement between the parties as to subject hereof. There are no promises, terms, conditions or obligations referring to the subject matter, other than those contained herein. There may be no modifications to this Lease, except in writing, executed with the same formalities as this Lease.
36. CAPTIONS. The captions are inserted only as a matter of convenience and for reference and in no way define, limit to describe the scope of this sublease nor the intent of any provision thereof.
37. SUCCESSORS AND ASSIGNS. The covenants and conditions herein contained will, subject to the provisions of Section 20 hereof, apply to and bind the successors, executors, administrators and assigns of all the parties hereto.
38. NOTICES. Whenever in this Lease it shall be required or permitted that notice or demand be given or served by either party to this Lease to or on the other, such notice or demand will be given or served and shall not be deemed to have been given or served unless in writing and forwarded by certified or registered mail, return receipt requested, addressed as follows:

To Landlord:	CHS Inc.
Attn: Roger Tschida
P.O. Box 64089
Saint Paul, MN 55164-0089

Copy to:	CHS Inc.
Attn: Legal Department
P.O. Box 64089
Saint Paul, MN 55164-0089

To Tenant:	US BioEnergy Corporation Attn. Greg Krissek 5500 Cenex Drive, Mailstop 175 Inver Grove Heights, MN 55077 Facsimile: 651-355-8301
Such notices may be changed from time to time by either party by serving notices as above provided.
     39. TENANT IMPROVEMENTS.
     (a) Landlord and Tenant shall meet with Landlord’s designers and agree upon a set of plans and specifications and/or construction drawings (collectively the “Plans and Specifications”), covering all work to be performed by Landlord in constructing Tenant improvements within the Premises (the “Tenant Improvements”). Tenant shall have five (5) days after receipt of the Plans and Specifications in which to review and to give to Landlord written notice of its approval of the Plans and Specifications or its requested changes to the Plans and Specifications. Tenant shall have no right to request any changes to the Plans and Specifications which would either materially alter the Premises or make any exterior or structural changes to the Premises or the Building. If Tenant fails to approve or request changes to the Plans and Specifications by five (5) days after its receipt thereof, then Tenant shall be deemed to have approved the Plans and Specifications and the same shall thereupon be final. If Tenant requests any changes to the Plans and Specifications, Landlord shall make those changes which are reasonably requested by Tenant. Tenant may not thereafter disapprove the revised portions of the Plans and Specifications unless Landlord has unreasonably failed to incorporate reasonable comments of Tenant and, subject to the foregoing, the Plans and Specifications, as modified by said revisions, shall be deemed to be final upon the submission of said revisions to Tenant. Tenant shall at all times in its review of the Plans and Specifications, and of any revisions thereto, act reasonably and in good faith. After the Plans and Specifications have been made or deemed final pursuant to the procedures set forth hereinabove, any subsequent changes to the Plans and Specifications requested by Tenant shall be at Tenant’s sole cost and expense and subject to Landlord’s written approval, which approval shall not be unreasonably withheld, conditioned or delayed.
     (b) Landlord shall pay costs associated with the construction of the Tenant Improvements in an amount equal to $10.50 per useable square foot of space in the Premises, for a maximum total amount of $90,363 (the “Improvement Allowance”). If the cost of constructing the Tenant Improvements exceeds the Tenant Allowance, the sums spent by Landlord in excess of the Improvement Allowance shall be considered additional rent, to be paid by Tenant to Landlord immediately upon receipt of Landlord’s invoice therefore. The Improvement Allowance must be spent within the first 12 months of the Lease or whatever is outstanding shall be forfeited.
     (c) Landlord shall use reasonable speed and diligence to substantially complete construction of the Tenant Improvements in a good and workmanlike manner and to have the Premises ready for occupancy on or before June 1, 2006 as to Parcel A and on or before November 1, 2006 as to Parcel C. No liability whatsoever shall arise or accrue against Landlord by reason of its failure to deliver or afford possession of the Premises unless it is a direct result of Landlord’s negligence or willful misconduct. Such failure to deliver possession of the Premises to Tenant by the dates herein stated shall automatically postpone the date of commencement of the Initial Term of this Lease and payment of Rent and shall extend the termination date by the corresponding number of days.
     (d) The costs of constructing the Tenant Improvements shall include, but are not limited to, the actual costs of construction (including the overhead and profit of Landlord’s contractors), construction management expenses, the cost of all permits and approvals, and all design costs and other charges of Landlord’s designers, architects and engineers in the review and preparation of the Plans and Specifications.

IN WITNESS WHEREOF, the Landlord and Tenant have duly executed these presents in proper legal manner.

CHS INC.		US BIO ENERGY CORPORATION

By:	/s/ PATRICK KLUEMPKE Patrick M. Kluempke	By:	/s/ BRIAN THOME Brian Thome
Its:	Executive Vice President	Its:	President

Attachment A
[Floor Map of Leased Premises]